EMPLOYMENT AGREEMENT


  THIS AGREEMENT, made and entered into effective as of the 31st day of March, 1998, by and between High Plains Corporation, a Kansas corporation ("Company") and Gary R. Smith ("Employee").


WITNESSETH:

  WHEREAS, Company wishes to assure itself of Employee's full-time employment during the term specified herein; and

  WHEREAS, the Employee is prepared to enter into this Agreement with Company and to give Company the assurances it desires.

  NOW, THEREFORE, in consideration of the premises and their mutual covenants, the parties agree as follows:

1. Nature and Capacity of Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company as its Chief Executive Officer (CEO).

  (a) Employee will render exclusive and full-time services to the Company and its subsidiaries (any later reference to Company shall be deemed to include subsidiaries, of which Employee shall act as President and/or CEO). In his capacity as Chief Executive Officer he will be responsible for management of the Company as described in the Bylaws of the Company to the extent not inconsistent with the provisions of Paragraph 1(b) hereof. Employee will report to the Board of Directors and (in addition to his other responsibilities) will be responsible for implementing all orders and resolutions of the Board of Directors, for the conduct of the business of the Company, and the compliance with all federal and state laws, rules and regulations. Employee acknowledges that the Board of Directors shall have final authority in matter affecting the interests of the Company.

  (b) Employee shall have responsibility and authority to make routine operational decisions on behalf of the Company, and to act on behalf of the Company in implementation of the budget, and in furtherance of the goals and directions as approved or set forth by the Board of Directors from time to time.


2. Term. Subject to earlier termination in accordance with this Agreement, Employee's employment shall be for a three-year period commencing this date and ending on March 30, 2001 ("Employment Period").

3. Compensation. As compensation for all of the Employee's services under this Agreement, the Company agrees to pay Employee, and Employee agrees to accept:

  (a) Base Salary. A base salary of: (i) One Hundred Eighty Thousand Dollars ($180,000.00) per annum for months 1-12; (ii) Two Hundred Thousand Dollars ($200,000.00) per annum for months 13-24; and (iii) Two Hundred Twenty-five Thousand Dollars ($225,000.00) per annum for months 25-36. The Base salary set forth above is hereinafter referred to as the "Base Salary." The Base Salary shall be payable in accordance with the Company's standard payroll practices.

  (b) Bonus. In addition to the Base Salary for each year or part thereof that the Employee is employed by the Company, the Employee may be paid a bonus (the "Bonus") in such amount as may be determined by the Board of Directors in its discretion.

  (c)  Benefits.

(i) Expenses. The Company shall reimburse the Employee for any ordinary, necessary and reasonable business expenses that the Employee incurs in connection with the performance of his responsibilities under this Agreement, including entertainment and travel expenses provided, however, that the Employee provide the Company documentation for these expenses in a form sufficient to sustain the Company's deduction for these expenses under
Section 162 of the Internal Revenue Code of 1986, or any successor statute, and, provided further, that the Employee abides by all policies of the Company regarding such business expenses.

(ii) Medical, Life and Disability Insurance. The Company shall provide the Employee with the medical, life and disability insurance currently provided to all other employees of the Company similarly situated.

(iii) Membership in a Wichita, Kansas Country Club.
On or after May 1, 1999, the Company shall pay the initiation fees incurred by the Employee at a Wichita, Kansas country club, which the Employee elects to join in the promotion of, or in the furtherance of, the Company's business. Appropriate expenses incurred for the Company's business purposes, properly documented by Employee as described in subparagraph (i) above, shall also be reimbursed. Further, Company shall reimburse Employee for his monthly dues at said club.

(iv) Vacation. Employee shall be entitled to a vacation period of three (3) weeks each year.

(v) 401K Plan. Employee will participate in the Company's existing 401K Plan in accordance with the terms and conditions of the plan.

(vi) Benefit Changes. No reference in this Agreement to any policy or any employee benefit (under this Paragraph 3 (c)) established or maintained by the Company or its affiliate generally shall preclude the Company or such affiliate from changing that policy or amending or terminating that benefit if the amendment or termination applied to the other employees of the Company similarly situated.

(vii) Other Plans. The Company agrees that nothing contained herein is intended to or shall be deemed to be granted to Employee in lieu of any rights and privileges which Employee may be entitled to as an Employee of the Company under any other plans which may hereafter be adopted (which benefits all Employees), it being understood that Employee shall have the same rights and privileges to participate in such plans or benefits as any other employee similarly situated.

(viii) Relocation and Temporary Living Expenses.
The Company shall reimburse Employee for reasonable and customary relocation expenses incurred in connection with the changing of Employee's primary residence to Wichita, Kansas. These costs shall be defined as: actual expenses incurred for moving household goods of Employee and his family; real estate commissions incurred in connection with the sale of Employee's current Ohio residence; closing costs (excluding real estate commissions) on the purchase of a Wichita, Kansas residence by Employee; Employee's temporary housing expenses in Wichita during the transitional period; and expenses incurred for reasonable travel between Wichita and Ohio during this transitional period. However, the parties agree that the temporary living portion of expense reimbursement to Employee (pursuant to this section 3viii) shall not exceed $20,000.

(ix) Vehicle. The Company shall provide Employee with a vehicle suitable to his position for his use during the term of this Agreement.

(d) Upon approval of Employee's employment by Company's Board of Directors, the Company shall grant to Employee options to acquire 25,000 shares of the Company's common stock at an exercise price equal to the closing market price reported on April 6, 1998 (the date of Board approval of employment). Such options shall be granted as Incentive Stock Options pursuant to the Company's 1992 Stock Option Plan, and an Option Agreement pursuant to said plan shall be entered into between Employee and the Company simultaneously with the execution of this Agreement. Conditioned upon Employee remaining employed by the Company, the Company shall grant to Employee additional Incentive Stock Options to acquire 15,000 shares of the Company's common stock each on December 31, 1998, and again on December 31, 1999. Conditioned upon the execution of a new employment agreement agreeable to both The Company and Employee which extends his employment for at least 12 months beyond April 1, 2001, Company shall grant to Employee options to acquire an additional 15,000 shares of The Company's common stock at an exercise price equal to the closing market price reported on December 31, 2000. Such options shall all be granted as Incentive Stock Options pursuant to the Company's 1992 Stock Option Plan. In the event any grant date shall occur on a weekend or holiday, the grant and pricing of options shall occur on the following business day.

4. Termination. This Agreement may not be terminated prior to the end of its term except as follows:

(a) By Company for Cause. The Company may terminate this Agreement for cause upon Employee's material breach of this Agreement. Except as to subparagraphs (iv) and (vi) below, where the ability to cure is not allowed, the Company shall give Employee thirty (30) days' advance written notice of such termination, which notice shall describe in detail the acts or omissions which the Company believes constitute such breach; provided that such termination shall not take effect if Employee is able to cure such breach within thirty (30) days following delivery of such notice. Any failure to give notice shall not be deemed an approval by the Company of any conduct or a waiver by the Company of any of its rights. Acts or omissions which constitute material breach of this Agreement shall be limited strictly to the following:

(i)  Any material breach by Employee of his obligations under this Agreement.

(ii) Willful failure of Employee to perform duties assigned to him by the Board of Directors.

(iii) Willful failure of Employee to cease any other
Activity which materially conflicts with the interests of the Company or materially and adversely affects the performance of his duties.

(iv) Employee commits any fraud, theft or embezzlement of the Company's assets, any other act of dishonesty against the Company (or its affiliates), or any crime which is punishable as a felony.

(v)  Employee's habitual insobriety or use of controlled substances.

(b)  Death.  This Agreement shall terminate upon Employee's death.

(c) Disability. This Agreement shall terminate upon Employee's Total disability as determined under Paragraph 5.

5.  Termination Payment.

(a) Death. In the event that this Agreement is terminated due to the death of the Employee, the Employee's Base Salary shall cease as of the end of the month in which his death occurred and in lieu of all other compensation due the Employee hereunder the Employee or his representatives shall be paid (i) the compensation due the Employee under the Bonus Plan for the year in which his death occurred, pro-rated to the date of his death; (ii) accrued but unpaid vacation pay for the year in which the Employee died pro-rated to the date of the Employee's death; and (iii) any unpaid expense reimbursement.

(b) Total Disability. As used herein, the term "Total Disability" shall mean the inability of the Employee to substantially perform the duties of his employment hereunder by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months. The determination of the Employee's Total Disability shall be made by the Board and an examining physician acceptable to the Company and the Employee. If the Employee and the Company cannot agree as to a physician or if the Employee is unable to select a physician, then a physician shall be designated by the American Arbitration Association office nearest Wichita, Kansas. In the event that this Agreement is terminated due to Total Disability, the Employee shall be paid in lieu of all other compensation (i) the Base Salary, as adjusted, due Employee to the date it was determined that Employee became totally disabled, (ii) the compensation due the Employee under the Bonus Plan for the year in which such Total Disability occurred pro-rated to the date that the Employee was terminated, (iii) accrued by unpaid vacation pay for the Employee for the year in which the Employee became Totally Disabled pro-rated to the date that the Employee was terminated, and (iv) any unreimbursed expenses. Upon such Total Disability, the Company shall have the right to terminate any insurance that it has owned and maintained on the life of the Employee provided, however, that if the Company elects to maintain such insurance, the proceeds thereof shall be the sole property of the Company.

(c) Termination by Company for Cause. If Employee is terminated under the terms of this Agreement, the Company shall be relieved of all obligations and liabilities to Employee under this Agreement effective the date written notice has been given to Employee pursuant to Paragraph 4(a) provided that Employee has not cured said breach pursuant to said paragraph.

However, payments owing Employee under any Profit Sharing Plan shall still be payable to Employee by Company in accordance with the terms and conditions of the specific plan.

6. Covenants of Employee. Employee agrees to comply with the provisions of this Paragraph 6 during the term of this Agreement and for one (1) full year after the expiration or termination thereof.

(a) Assistance in Litigation. Employee agrees that he shall, upon reasonable notice furnish such information and proper assistance to Company as may be required in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

(b) Confidential Information. Employee agrees that he shall not, to the detriment of the Company, knowingly disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the company, its subsidiaries or affiliates, or to any business operated by them' including, without limitation, confidential customer information, sales and marketing strategies, process information, or other similar confidential information, and Employee confirms that such information constitutes the exclusive property of the Company.

(c) Conflicts of Interest. During the Employment Period, including any Extension Period, the Employee shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with any business, whether in corporate, partnership or proprietorship form, that provides any service or product in competition with any service or product provided by the Company or any of its subsidiaries from time to time without prior approval of the Board, provided, however, that the Employee may acquire up to one percent (1%) of the debt or equity securities of any corporation or other entity, if such debt or equity securities are traded on a national or regional securities exchange or quoted on the NASDAQ system.

(d) Proprietary Information. During or after the Employment Period, including any Extension-Period, the Employee shall not disclose any Proprietary Information of the Company or its subsidiaries or affiliates to any person not authorized by the Company's or such subsidiary's or affiliates' Board, as the case may be, to receive the information, nor shall the Employee make use of any Proprietary Information for his own purposes or for the benefit of any person, firm, corporation or other entity except the Company. Proprietary Information of the Company, its subsidiaries and affiliates includes, but is not limited to, trade secrets and other confidential information, development projects, customer lists, billing and other customer information, pricing, process, product and market information, marketing strategies, computer programs, financial data and any other information about the Company, its subsidiaries and affiliates and their interests, affairs or business which is not in the public domain. Upon the termination of his employment hereunder, the Employee shall deliver to the Company and its subsidiaries all correspondence, mailing lists, letters, records and any and all other documents pertaining to or containing information relative to the Company's business, and the Company shall not remove any of such records either during the course of his employment or upon the termination thereof.

(e) Inventions, Designs, Etc. Employee agrees that all inventions, discoveries, designs, product developments, patent applications, computer software, copyrightable material and any similar property developed or conceived by the Employee during the Employment Period, including any Extension Period, either solely or jointly with others, and relating to, or capable of being used or adopted for use in, the business of the Company, or developed or conceived by the Employee in the course of duties for the Company, shall inure to and be the property of the Company and must be promptly disclosed to the Company. The Employee agrees that both during the Employment Period, including any Extension Period, and thereafter the Employee will execute such documents and do such things as the Company reasonably may request to enable the company or its nominee (i) to apply for patent, registered design, trademark, copyright or equivalent protection in the United States, Canada and elsewhere for any invention, discovery, design or product development hereinabove referred to in this subparagraph (e), or
(ii) to be vested with exclusive title, free and clear of any liens or encumbrance, to any such inventions, discoveries, designs, product developments, patents, registered designs or equivalent rights, computer software, tradenames, trademarks and copyrights and any similar property of the Employee.

This paragraph does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time and (1) which does not relate (a) directly to the business of the company or (b) to the Company's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Employee for the Company.

(f) Covenants Not to Compete, Etc. The Employee agrees that for a period of two (2) years after the termination of his Employment (the "Termination Date"), for whatever reason, neither he nor any entity with which the Employee is affiliated anywhere in the United States (the "Territory") will, directly or indirectly, own, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business whether in corporate, proprietorship or partnership form or otherwise, as more than ten percent (10%) owner in such business, or member of a group controlling such business, where such business is engaged in any activity which competes with the business of the company, as conducted on the Termination Date or which will Compete with any proposed business activity of the Company in the Planning stage on the Termination Date. From the date of this Agreement until the second anniversary of the Termination Date, neither the Employee nor any entity with which the Employee is affiliated shall solicit within the Territory business from, or perform services for, except on behalf of the Company, any company or other business entity which at any time during such period was a client of the Company (including, without limitation, any lessee, vendor, supplier or lender of or to the Company), except on behalf of the Company. Neither the Employee nor any entity with which the Employee is affiliated shall within the Territory, at any time within three (3) years from the Termination date, provide employment, either on a full-time, part-time or consulting basis, to any person who is employed by the Company on the Termination Date, unless the Employee shall have received the prior written consent of the Company to do so, in which written permission the name of the person to be employed following the Termination Date by the Employee or by any entity with which the Employee is affiliated is specifically identified. As used herein, the term "entity with which the Employee is affiliated" shall include, without limitation, the Employee's spouse and any other member of his immediate family.

Notwithstanding the preceding, in the event that the Employer terminates this Agreement without cause or the Employee terminates this Agreement with cause, the provisions of this paragraph shall only continue for the period of time that the Employee is paid his Base Salary. In the event that the provisions of this subparagraph (f) should ever be judicially determined to exceed the limitations permitted by applicable law, than the parties hereto agree that such provision shall be reformed to set forth the maximum limitations permitted.

(g) Secrecy. The Employee agrees that he shall hold in strict confidence and shall not disclose to any third person any of the terms or provisions of his employment arrangements with the Company, except to the extent required by applicable law.

Injunctive Relief. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the provisions of this Paragraph 6 will be inadequate and that the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief upon application by the Company to any arbitrator or directly to any court, without the necessity of proving actual damages.

7.  Miscellaneous.

(a) Successors and Assigns. This Agreement is binding on and inures to the benefit of the Company's successors and assigns, all of which are included in the term "Company" as it is used in the Agreement. The Company may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business. This Agreement will be deemed materially breached by the Company if its successor or assign does not assume all of the company's obligations under this Agreement.

(b) Modification. This Agreement may be modified or amended only by a writing signed by both the Company and the Employee.

(c) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, the remainder of that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(d) Waivers. No failure or delay by either the Company or the Employee in exercising any right or remedy under this Agreement will waive any provision of this Agreement, nor will any single or partial exercise by either the Company or the Employee of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(e) Captions. The headings in this Agreement are for convenience only and do not affect the interpretation of this Agreement.

(f) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement.

(g) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and either hand delivered, or sent by registered first class mail, postage prepaid, and shall be effective upon receipt in the event of hand delivery, or five (5) days after mailing to the addresses stated below, or to such other addresses as may be furnished in writing from time to time by the party to be served:

    If to the Company:  High Plains Corporation
                        200 W. Douglas, Suite 820
                        Wichita, Kansas  67202
                        ATTN:  Christopher G. Standlee

    If to the Employee:  Gary R. Smith
                         2638 Radford Avenue
                         North Canton, Ohio  44720

    With a copy to:  Gary R. Smith
                     7627 E. 37th St. North, #1402
                     Wichita, Kansas 67226

  IN WITNESS WHEREOF, Company and Employee have executed this Agreement as of the date first above written.


  COMPANY:                                 EMPLOYEE:

  HIGH PLAINS CORPORATION


  By: /s/Christoper G. Standlee           _________________________
      Vice President                      /s/Gary R. Smith



  ATTEST:


  ____________________________
  /s/H.T. Ritchie, Secretary